UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2005

AMERICAN PACIFIC CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8137 (Commission File Number)	59-6490478 (IRS Employer Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 735-2200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

     On July 13, 2005, American Pacific Corporation (the “Company”) announced that, on July 12, 2005, the Company had entered into an Asset Purchase Agreement dated as of July 12, 2005 (the “Purchase Agreement”), with GenCorp Inc. subsidiaries Aerojet Fine Chemicals LLC and Aerojet-General Corporation (“Sellers”). A copy of the Company’s press release announcing the execution of the Purchase Agreement is attached as Exhibit 99.1.

     Pursuant to the terms of the Purchase Agreement, the Company has agreed to acquire the assets of the Aerojet Fine Chemicals business for cash and other consideration in the amount of approximately $119 million and the assumption of certain liabilities.

     A copy of the Purchase Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 9.01    Financial Statements and Exhibits.

(c)   Exhibits

        2.1    Purchase Agreement, dated as of July 12, 2005, by and among Aerojet Fine Chemicals LLC, Aerojet-General Corporation and American Pacific Corporation.

                 Certain exhibits and schedules to the Purchase Agreement are referred to in the text thereof and the Registrant agrees to furnish them supplementally to the Securities and Exchange Commission upon request.

       99.1    American Pacific Corporation’s press release dated July 13, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: July 18, 2005	By:	/s/ John R. Gibson
John R. Gibson
Chief Executive Officer and President

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